We are pleased to announce a new issuance of commercial mortgage-backed securities for J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 (the "Issuer").  This offering is a registered public offering under the U.S. securities laws.  Attached hereto is the Free Writing Prospectus dated August 22, 2007 in PDF format.

This announcement (which includes only the attached file[s]) shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities referenced in this announcement in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The distribution of materials relating to the offering, and the transactions contemplated by the offering, may be restricted by law in certain jurisdictions.  If materials relating to the offering come into your possession, you are required by the Issuer to inform yourself of and to observe all of these restrictions.  The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law.  If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the Issuer in this jurisdiction.

THIS ANNOUNCEMENT IS NOT TO BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND IS NOT TO BE REPRODUCED IN ANY MANNER WHATSOEVER.  ANY FURTHER FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS ANNOUNCEMENT IN WHOLE OR IN PART IS UNAUTHORIZED.  FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective.  Any offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance. An indication of interest in response to this announcement will involve no obligation or commitment of any kind.

You should not reply to this announcement.  Any reply e-mail communications, including those you generate by using the "Reply" function on your e-mail software, will be ignored or rejected.

Investors in the United States may obtain further information by contacting their sales person at JPMorgan at telephone No. (212) 834-9326.

This communication is for the information only, not an offer or solicitation for the purpose or sale of any financial instrument, nor a solicitation to participate in any trading strategy, nor an official confirmation of any transaction. The information is believed to be reliable, but we do not warrant its completeness or accuracy, prices and availability are indicative only, are as of stated date, and are subject to change without notice. We may hold a position or act as a market maker in any financial instrument discussed herein. Clients should consult their own advisors regarding any tax, accounting or legal aspects of this information.
Copyright 2005 JPMORGAN CHASE & CO.

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-140804

JPMCC 2007-LDP12

THIS FREE WRITING PROSPECTUS, DATED AUGUST 22, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

SUPPLEMENT TO FREE WRITING PROSPECTUS DATED AUGUST 3, 2007

$2,310,556,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12

Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, N.A.

UBS Real Estate Securities Inc.

Natixis Real Estate Capital Inc.

Nomura Credit & Capital, Inc.

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12

JPMorgan		UBS Investment Bank
Natixis Securities North America Inc.

The information in this Supplement to Free Writing Prospectus (this “Supplement”) clarifies, updates or modifies the information contained in the free writing prospectus, dated August 3, 2007 (the “Free Writing Prospectus”) and the structural and collateral term sheet, dated August 3, 2007 (the “Term Sheet” and, together with the Free Writing Prospectus, the “Transaction Free Writing Prospectus”). All references to Loan Nos. in this Supplement are to the corresponding Loan Nos. on Annex A-1 to the Transaction Free Writing Prospectus. Capitalized terms used in this Supplement but not defined herein shall have the meanings ascribed to them in the Transaction Free Writing Prospectus.

A.	The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:
1.

Characteristics of certain Classes of Certificates have been modified as set forth under the heading “Approximate Securities Structure” in Annex A to this Supplement and the Class A-4FL and Class A-MFL Certificates will no longer be issued.

2.	Characteristics of the Mortgage Loans have been modified as set forth under the heading “Certain Mortgage Loan Characteristic Changes” in Annex B to this Supplement.
3.	Annex D to the Free Writing Prospectus titled “Class A-SB Planned Principal Balance Schedule” is deleted in its entirety and is replaced with Annex C to this Supplement.
4.

The second and third paragraphs under the heading “Yield and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus are deleted and replaced in their entirety with the paragraphs set forth in Annex D to this Supplement.

5.

The tables under the heading “Decrement Tables” in Annex A-4 to the Free Writing Prospectus (other than the table entitled “Percent of the Initial Certificate Balance of the Class B Certificates at the Respective CPRs set forth below:”) are deleted and replaced in their entirety with the tables set forth in Annex E to this Supplement.

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12	ANNEX A

Approximate Securities Structure

Publicly Offered Classes

	Expected Ratings	Approximate	Credit Support	Expected Weighted	Expected Payment
Class	(Moody’s/S&P/Fitch)	Face Amount[1]	(% of Balance)[2]	Avg. Life (years)[3]	Window[3]

A-1	Aaa/AAA/AAA	$19,008,000	30.000%	2.36	09/07 - 10/11
A-2	Aaa/AAA/AAA	$444,899,000	30.000%	4.78	11/11 - 08/12
A-3	Aaa/AAA/AAA	$346,187,000	30.000%	6.81	05/14 - 08/14
A-4	Aaa/AAA/AAA	$601,693,000	30.000%	9.80	10/16 - 07/17
A-SB	Aaa/AAA/AAA	$54,181,000	30.000%	6.89	10/11 - 10/16
A-1A	Aaa/AAA/AAA	$287,299,000	30.000%	8.59	09/07 - 07/17
X	Aaa/AAA/AAA	$2,504,667,937	N/A	N/A	N/A
A-M	Aaa/AAA/AAA	$250,467,000	20.000%	9.90	07/17 - 08/17
A-J	NR/AAA/AAA	$197,242,000	12.125%	9.96	08/17 - 08/17
B	NR/AA+/AA+	$21,916,000	11.250%	9.96	08/17 - 08/17
C	NR/AA/AA	$28,178,000	10.125%	9.96	08/17 - 08/17
D	NR/AA-/AA-	$21,916,000	9.250%	9.96	08/17 - 08/17
E	NR/A+/A+	$12,523,000	8.750%	9.96	08/17 - 08/17
F	NR/A/A	$25,047,000	7.750%	9.96	08/17 - 08/17

Privately Offered Classes

	Expected Ratings	Approximate	Credit Support	Expected Weighted	Expected Payment
Class	(Moody’s/S&P/Fitch)	Face Amount[1]	(% of Balance)[2]	Avg. Life (years)[3]	Window[3]

G	NR/A-/A-	$28,177,000	6.625%	N/A	N/A
H	NR/BBB+/BBB+	$28,178,000	5.500%	N/A	N/A
J	NR/BBB/BBB	$28,177,000	4.375%	N/A	N/A
K	NR/BBB-/BBB-	$28,178,000	3.250%	N/A	N/A
L	NR/BB+/BB+	$9,392,000	2.875%	N/A	N/A
M	NR/BB/BB	$9,393,000	2.500%	N/A	N/A
N	NR/BB-/BB-	$6,261,000	2.250%	N/A	N/A
P	NR/B+/B+	$6,262,000	2.000%	N/A	N/A
Q	NR/B/B	$6,262,000	1.750%	N/A	N/A
T	NR/B-/B-	$3,131,000	1.625%	N/A	N/A
NR	NR/NR/NR	$40,700,937	N/A	N/A	N/A

[1]	Approximate, subject to a permitted variance of plus or minus 5%.
[2]	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate without regard to loan groups and taking into account each certificate with a lower distribution priority.

[3]	The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12	ANNEX B

Certain Mortgage Loan Characteristic Changes

				Free Writing
				Prospectus
				Dated
Loan ID	Property Name	Characteristic	Revised Value	August 3, 2007

11	Marriott Overland Park	Interest Rate %	6.64200	6.75300
11	Marriott Overland Park	Net Mortgage Rate %	6.62123	6.73223
11	Marriott Overland Park	Annual Debt Service ($)	3,810,126.48	3,853,857.36
11	Marriott Overland Park	UW DSCR (x)	1.26	1.25
11	Marriott Overland Park	UW IO DSCR (x)	1.44	1.42
11	Marriott Overland Park	Maturity/ARD Balance ($)	47,929,614	47,966,879
62	286 Fifth Avenue	Note Date	08/09/07	07/15/07
63	3-25 West 36th Street	Note Date	08/09/07	07/15/07
72	447 Broadway	Note Date	08/09/07	07/15/07
73	Carver Pond Apartments	Interest Rate %	6.58000	6.5000
73	Carver Pond Apartments	Net Mortgage Rate %	6.51923	6.43923
73	Carver Pond Apartments	Annual Debt Service ($)	619,492.92	614,370.12
73	Carver Pond Apartments	UW DSCR (x)	1.25	1.26
73	Carver Pond Apartments	UW IO DSCR (x)	1.44	1.45
73	Carver Pond Apartments	Remaining Prepayment Provision (Payments)	L(23),Def(55),O(6)	L(24),Def(57),O(3)
73	Carver Pond Apartments	Maturity/ARD Balance ($)	7,519,545	7,510,856
73	Carver Pond Apartments	Maturity LTV %	58.3	58.2
132	Clarksville - Logan	Current LTV %	76.7	76.8
131	KMart - Paintsville	Net Mortgage Rate %	6.37423	6.38423

•	The Weighted Average Mortgage Rate for the Mortgage Loans has been modified and is set forth below.

	All Mortgage Loans	Loan Group 1	Loan Group 2

Revised Value	6.08595%	6.09338%	6.02866%
•

The text under the heading “The Borrower” in the description of the 111 Massachusetts Avenue mortgage loan in the Term Sheet and Annex A-3 to the Free Writing Prospectus is deleted and replaced in its entirety with the following:

The Borrower. The borrower is Jemal’s Darth Vader L.L.C., a Delaware limited liability company. The borrower is structured as a bankruptcy remote, special purpose entity. Jemal’s Darth Vader L.L.C. is owned by Jemroast Darth Borrower L.L.C., which is 100% owned by Jemroast Darth Credit, L.L.C. Jemroast Darth Credit, L.L.C. is 100% owned by Jemal’s Darth Vader Holdings L.L.C., which is 100% owned by Jemal’s Golub I L.L.C. Douglas Jemal and his son, Norman Jemal, own 80% and 20% of Jemal’s Golub I L.L.C., respectively.

•

The first paragraph of the text under the heading “The Property” in the description of the 111 Massachusetts Avenue mortgage loan in the Term Sheet and Annex A-3 to the Free Writing Prospectus is deleted and replaced in its entirety with the following:

The Property. 111 Massachusetts Avenue is an 8-story, Class “A”, office building in downtown Washington, D.C. containing approximately 254,890 rentable square feet. 111 Massachusetts Avenue is located 2 blocks west of Union Station, and 5 blocks north of the US Capitol, in the northwest quadrant of downtown Washington, D.C. 111 Massachusetts Avenue is 98.0% leased to the U.S. Citizenship and Immigration Service, a division of the Department of Homeland Security.

•	The reference to “Hard” under the heading “Lockbox” in the description of the Marriott Overland Park mortgage loan in the Term Sheet

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

and Annex A-3 to the Free Writing Prospectus is hereby deleted and replaced with “Springing”. The following footnote is added at the end thereof: “The related mortgagor will be required to enter into a cash management agreement with the lender if (a) the separate property management agreement (which includes cash management provisions) is terminated or (b) the property manager fails to administer the cash management at the mortgaged property in accordance with such property management agreement.”

•

In the case of 7 mortgage loans (identified as Loan Nos. 5, 7, 11, 28, 30, 71 and 137 on Annex A-1 to the Free Writing Prospectus), the loan-to-value ratio was based on the “as-stabilized” values or portfolio valuation. In the case of certain mortgage loans, the appraised value includes income provided by a master lease from a borrower affiliate. See Annex A-1 to the Free Writing Prospectus.

•

11 mortgage loans (identified as Loan Nos. 5, 34, 52, 70, 73, 74, 82, 107, 112, 113 and 116 on Annex A-1 to the Free Writing Prospectus), representing approximately 6.1% of the Initial Pool Balance (4.2%, 20.3%), allow the borrower to incur future permitted debt (other than future mezzanine debt).

•

In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to the Free Writing Prospectus), representing approximately 1.3% of the Initial Pool Balance (1.4%, 0.0%), the related mortgagor may obtain the release of an unimproved parcel of the mortgaged property from the lien of the mortgage if, among other things, the loan-to-value ratio (excluding the value of such unimproved parcel) immediately prior to such release is not more than 80%. If such loan-to-value ratio exceeds 80%, but is less than 85%, the related mortgagor will have the right to prepay a portion of the principal balance of the mortgage loan in an amount sufficient to reduce such loan-to-value ratio to 80%, provided that such prepayment is accompanied by the applicable prepayment premium required in connection with such prepayment. No net operating income was attributed to the unimproved parcel in connection with the underwriting of the mortgage loan.

•

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to the Free Writing Prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 8.7%), one of the related co-borrowers (the fee owner) has incurred unsecured debt in the amount of $1,252,509.02 (not $2,085,805) and may incur unsecured debt in the future in the amount of the difference between $2,100,000 and the outstanding principal balance of the existing unsecured loan (which is currently $1,252,509.02 (not $2,085,805)).

•

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-l to the Free Writing Prospectus), representing approximately 1.0% of the Initial Pool Balance (0.0%, 8.7%), one of the co-borrowers (the fee owner) is the lender under a line of credit facility for an aggregate principal amount of up to $6,000,000 to the affiliated master lessee at the property, of which $332,003 (not $408,829) is currently outstanding under such line of credit facility.

•

1 mortgaged property securing the mortgage loan (identified as Loan No. 27 on Annex A-1 to the Free Writing Prospectus) is secured by a first mortgage lien on the fee estate of the related borrower. 2 mortgaged properties, securing mortgage loans (identified as Loan Nos. 19 and 125 on Annex A-1 to the Free Writing Prospectus), representing approximately 1.5% of the Initial Pool Balance (1.7%, 0.0%), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

•

In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to the Free Writing Prospectus), representing approximately 0.3% of the Initial Pool Balance (0.0%, 2.8%), the related borrower is permitted to obtain future unsecured subordinate debt from its general partner in an amount not to exceed $250,000 (plus accrued interest) for expenses incurred in operating the related mortgaged property, subject to the conditions set forth in the related loan documents.

•	The following paragraph under the heading “Description of the Mortgage Pool—Additional Debt—Other Secured Subordinate Indebtedness” in the Free Writing Prospectus is deleted in its entirety.

In the case of 1 mortgage loan identified as Loan No. 49 on Annex A-1 to the Free Writing Prospectus), representing approximately 0.5% of the Initial Pool Balance (0.6%, 0.0%), the borrower may obtain a subordinate loan secured by a lien on the mortgaged property subject to satisfaction of certain conditions including, but not limited to, the following: (i) a loan-to-value ratio not greater than 90% of the outstanding balance of the mortgage loan and the subordinate loan; (ii) a combined minimum debt service coverage ratio of not less than 1.05x of the outstanding balance of the mortgage loan and any additional indebtedness (including any mezzanine indebtedness and the subordinate indebtedness) as of the last day of the month immediately preceding the funding of any additional indebtedness (including any mezzanine indebtedness and the subordinate indebtedness); (iii) an intercreditor agreement satisfactory to the mortgagee and any applicable rating agencies; and (iv) a rating agency confirmation.

•

The third full paragraph on page S-129 of the Free Writing Prospectus under the heading “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” is deleted and replaced in its entirety with the following:

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

In the case of 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to the Free Writing Prospectus), representing approximately 1.1% of the Initial Pool Balance (1.3%, 0.0%), after the first year from the date of origination, the related mortgagor may obtain the release of an unimproved parcel of the mortgaged property from the lien of the mortgage. In connection with such release, the mortgagor will be required to make a principal prepayment in the amount of $2,000,000 together with any applicable prepayment premium required in connection with such prepayment.

•

The following paragraph under the heading “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in the Free Writing Prospectus is deleted in its entirety.

In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (0.0% 2.8%), at closing an earnout reserve was established, which will be released to the capital expenditure account upon the satisfaction of certain conditions, which include, the property achieving a DSCR of 1.20x for the amount of time set forth in the related loan documents. In the event that such conditions are not met, then the related borrower must, as a mandatory prepayment, partially prepay the mortgage in a principal amount equal to the earnout reserve amount.

•

The text under the heading “Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan—Distributions” in the Free Writing Prospectus is deleted and replaced in its entirety with the following:

Distributions.  Under the terms of the Sawgrass Mills Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (or, if such a default has occurred, but the Sawgrass Mills Mall Subordinate Noteholders have cured such a default) after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Sawgrass Mills Mall Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

Second, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Mall Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans);

Third, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, respectively;

Fourth, each holder of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on the outstanding principal balance at the applicable interest rate, pro rata;

Fifth, each holder of the Sawgrass Mills Mall Subordinate Companion Loans will receive its pro rata share of all scheduled and unscheduled principal payments received on the Sawgrass Mills Mall Whole Loan (based on the outstanding principal balance of each of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans);

Sixth, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Subordinate Companion Loans;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to each of the holders of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis, in accordance with the respective principal balance of each loan, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis, in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through eighth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata , based on the amount of such outstanding cure payments, to reimburse

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through seventh, and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (unless the Sawgrass Mills Mall Subordinate Noteholders have cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Sawgrass Mills Mall Whole Loan (other than Yield Maintenance Charges, the entitlement to which will be determined in accordance with the following paragraph and other than the amounts received from the guarantor under the payment guaranty relating to the Sawgrass Mills Mall Whole Loan) will generally be applied in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Second, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

Third, if the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balances of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans have been reduced, such excess amount will first be paid to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout;

Fourth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, to the extent actually paid by the borrower, will be paid first to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata;

Fifth, any default interest in excess of the interest paid in accordance with clauses first above and sixth below, will be paid to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, based on the total amount of default interest then owing to each such party, to the extent not appl ied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans;

Sixth, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Seventh, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance that remains outstanding;

Eighth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Subordinate Companion Loans, to the extent actually paid by the borrower, will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata; and

Ninth, any default interest in excess of the interest paid in accordance with clauses first, fifth and sixth above, will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata, based on the total amount of default interest then owing to each such party, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans;

Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amount will generally be paid to the holders of the Sawgrass Mills Mall Loan, Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis, in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through tenth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata , based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

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THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12
•	The text under the heading “Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan—Cure Rights” in the Free Writing Prospectus is deleted and replaced in its entirety with the following:

Cure Rights.  In the event that the borrower fails to make any payment of principal or interest on the Sawgrass Mills Mall Whole Loan, resulting in a monetary event of default under the related mortgage loan documents, the Sawgrass Mills Mall Subordinate Noteholders will have the right to cure such monetary event of default subject to certain limitations set forth in the Sawgrass Mills Mall Intercreditor Agreement.

•

The text under the heading “Description of the Mortgage Pool—AB Whole Loans—The Ten Penn Center Whole Loan—Distributions” in the Free Writing Prospectus is deleted and replaced in its entirety with the following:

Distributions.  Under the terms of the Ten Penn Center Intercreditor Agreement, prior to the occurrence and continuation of a monetary event of default or other material non-monetary event of default with respect to the Ten Penn Center Whole Loan (or, if such a default has occurred, but the Ten Penn Center Note B Holder has cured such a default) after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Ten Penn Center Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, the holder of the Ten Penn Center Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate;

Second, the holder of the Ten Penn Center Loan will receive its pro rata share of all scheduled and unscheduled principal payments received on the Ten Penn Center Whole Loan (based on the outstanding principal balance of each of the Ten Penn Center Loan and the Ten Penn Center Subordinate Companion Loan);

Third, Yield Maintenance Charges will be paid to the holder of the Ten Penn Center Loan, in the amount actually received in respect of the Ten Penn Center Loan;

Fourth, the Ten Penn Center Note B Holder will receive accrued and unpaid interest on the outstanding principal balance of the Ten Penn Center Subordinate Companion Loan at its interest rate;

Fifth, the Ten Penn Center Note B Holder will receive its pro rata share of all scheduled and unscheduled principal payments received on the Ten Penn Center Whole Loan (based on the outstanding principal balance of each of the Ten Penn Center Loan and the Ten Penn Center Subordinate Companion Loan);

Sixth, Yield Maintenance Charges will be paid to the Ten Penn Center Note B Holder, in the amount actually received in respect of the Ten Penn Center Subordinate Companion Loan;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to the holder of the Ten Penn Center Loan and the Ten Penn Center Note B Holder, pro rata, based on the outstanding principal balance of each loan, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holder of the Ten Penn Center Loan and the Ten Penn Center Note B Holder on a pro rata basis in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through eighth, in the event that the Ten Penn Center Note B Holder has previously made a cure payment pursuant to the Ten Penn Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Ten Penn Center Note B Holder to reimburse it for such cure payment, so long as no amounts would be payable at such time to the holder of the Ten Penn Center Loan under the foregoing clauses first through seventh and payments are not required to be applied in accordance with the Ten Penn Center Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Ten Penn Center Loan (unless the Ten Penn Center Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Ten Penn Center Loan (other than Yield Maintenance Charges, the entitlement to which will be determined in accordance with the following paragraph and other than the amounts received from the guarantor under the payment guaranty relating to the Ten Penn Center Loan) will generally be applied in the following manner, in each case to the extent of available funds:

First, the holder of the Ten Penn Center Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Second, the holder of the Ten Penn Center Loan will receive an amount up to its principal balance, until the principal balance has been paid in full;

7 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Third, if the proceeds of any foreclosure sale or any liquidation of the Ten Penn Center Loan or the Ten Penn Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balance of the Ten Penn Center Loan has been reduced, such excess amount will be paid to the holder of the Ten Penn Center Loan in an amount up to the reduction, if any, of its principal balance as a re sult of such workout;

Fourth, any Yield Maintenance Charge that is allocable to the Ten Penn Center Loan to the extent actually paid by the borrower will be paid to the holder of the Ten Penn Center Loan;

Fifth, any default interest in excess of the interest paid in accordance with clause first above and sixth below, will be paid to the holder of the Ten Penn Center Loan, based on the total amount of default interest then owing to such holder to the extent not applied to interest on advances or payable to the Master Servicer or Special Servicer under the Pooling and Servicing Agreement;

Sixth, the Ten Penn Center Note B Holder will receive accrued and unpaid interest on the outstanding principal balance of the Ten Penn Center Subordinate Companion Loan at its interest rate;

Seventh, the Ten Penn Center Note B Holder will receive an amount up to the outstanding principal balance of the Ten Penn Center Subordinate Companion Loan, until such principal has been paid in full;

Eighth, any Yield Maintenance Charge that is allocable to the Ten Penn Center Subordinate Companion Loan, to the extent actually paid by the borrower, will be paid to the Ten Penn Center Note B Holder;

Ninth, any default interest in excess of the interest paid in accordance with clause first, fifth and sixth above, will be paid to the Ten Penn Center Note B Holder, based on the total amount of default interest then owing to such holder to the extent not applied to interest on advances or payable to the Master Servicer or Special Servicer under the Pooling and Servicing Agreement; and

Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Ten Penn Center Loan or the Ten Penn Center Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amount will generally be paid to the holder of the Ten Penn Center Loan and the Ten Penn Center Note B Holder, on a pro rata basis, in accordance with the initial principal balance of each loan.

Notwithstanding the foregoing clauses first through tenth, in the event that the Ten Penn Center Note B Holder has previously made a cure payment pursuant to the Ten Penn Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Ten Penn Center Note B Holder to reimburse it for such cure payment, so long as no amounts would be payable at such time to the holder of the Ten Penn Center Loan under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Ten Penn Center Intercreditor Agreement.

•

The text under the heading “Description of the Mortgage Pool—AB Whole Loans—The Ten Penn Center Whole Loan–Consent Rights of the Ten Penn Center Note B Holder” in the Free Writing Prospectus is deleted and replaced in its entirety with the following:

Consent Rights of the Ten Penn Center Note B Holder. So long as no Ten Penn Center Control Appraisal Period exists and so long as the Ten Penn Center Note B Holder has funded a Ten Penn Center Future Advance pursuant to the terms of the related mortgage loan documents, the Ten Penn Center Note B Holder will have the rights and powers of the Directing Certificateholder set forth under “The Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. In addition, so long as no Ten Penn Center Control Appraisal Period exists and so long as the Ten Penn Center Note B Holder has f unded a Ten Penn Center Future Advance pursuant to the terms of the related mortgage loan documents, the Ten Penn Center Note B Holder will have the right to approve any of the following actions to be taken with respect to the Ten Penn Center Whole Loan:

(i) any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default under the loan documents;

(ii) any sale of all or any portion of the Mortgaged Property or REO Property;

(iii) any release of the borrower or guarantor from liability with respect to the Ten Penn Center Whole Loan including, without limitation, by acceptance of an assumption of the Ten Penn Center Whole Loan by a successor borrower or replacement guarantor;

(iv) any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the loan documents;

(v) any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement;

8 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

(vi) consenting to any modification or waiver of any provision of any loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the borrower;

(vii) approval of any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the loan documents);

(viii) the execution, termination, renewal or material modification of any “Major Lease” (as defined in the related loan documents), to the extent lender approval is required by the loan documents (and notwithstanding anything to the contrary set forth herein, subject to the same standard of approval as is set forth in the applicable loan documents);

(ix) approval of the termination or replacement of the manager of the Mortgaged Property or of the execution, termination, renewal or material modification of the management agreement, to the extent the lender’s approval is required by the loan documents;

(x) any waiver of amounts required to be deposited into escrow reserve accounts under the loan documents, or any amendment to any of the loan documents that would modify the amount required to be deposited into reserve accounts established under the loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(xi) the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the Ten Penn Center Whole Loan, if such settlement would result in a shortfall of amounts due and payable to the Ten Penn Center B Note Holder;

(xii) the approval or adoption of any annual budget for, or material alteration at, the Mortgaged Property (if lender approval is required by the loan documents and, if so, notwithstanding anything to the contrary set forth herein, subject to the same standard of approval as is set forth in the applicable loan documents);

(xiii) the approval of significant repair or renovation projects (other than in connection with a casualty or condemnation event) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the loan documents (to the extent the lender’s consent is required by the loan documents);

(xiv) the approval of any ground lease at or related to the Mortgaged Property or any proposed amendment of, modification to or waiver of, any of the terms and conditions thereof, or any surrender or cancellation thereof, to the extent lender approval is required under the loan documents;

(xv) the waiver or modification of any provision in the loan documents relating to the interest rate cap agreement (including any provision requiring certain minimum financial ratings for the provider of an interest rate cap agreement), or the waiver of any claim against, or release of, any counter-party to any interest rate cap agreement;

(xvi) the waiver or modification of any documentation relating to a guarantor’s obligations under a guaranty relating to the Ten Penn Center Whole Loan;

(xvii) the modification in the related loan documents of the definition of a “Major Lease”;

(xviii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower; and

(xix) any material change to the calculation of the “debt service coverage ratio” (as defined in the related loan documents) or any components to the calculation thereof, or the material amendment of any such term or any component definition thereof.

If a Ten Penn Center Control Appraisal Period exits or no Ten Penn Center Future Advance has been advanced, the Directing Certificateholder will have the rights and power described above. A “Ten Penn Center Control Appraisal Period” will exist if, and for so long as the aggregate amount of all Ten Penn Center Future Advances made through the date of determination, minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, the Ten Penn Center Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Ten Penn Center Subordinate Companion Loan and (iii) any realized principal losses allocated to the Ten Penn Center Subord inate Companion Loan, is less than 25% of (A) the aggregate amount of all Ten Penn Center Future Advances made through the date of determination minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Ten Penn Center Subordinate Companion Loan.

9 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12	ANNEX C

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
September 15, 2007	$54,181,000.00
October 15, 2007	$54,181,000.00
November 15, 2007	$54,181,000.00
December 15, 2007	$54,181,000.00
January 15, 2008	$54,181,000.00
February 15, 2008	$54,181,000.00
March 15, 2008	$54,181,000.00
April 15, 2008	$54,181,000.00
May 15, 2008	$54,181,000.00
June 15, 2008	$54,181,000.00
July 15, 2008	$54,181,000.00
August 15, 2008	$54,181,000.00
September 15, 2008	$54,181,000.00
October 15, 2008	$54,181,000.00
November 15, 2008	$54,181,000.00
December 15, 2008	$54,181,000.00
January 15, 2009	$54,181,000.00
February 15, 2009	$54,181,000.00
March 15, 2009	$54,181,000.00
April 15, 2009	$54,181,000.00
May 15, 2009	$54,181,000.00
June 15, 2009	$54,181,000.00
July 15, 2009	$54,181,000.00
August 15, 2009	$54,181,000.00
September 15, 2009	$54,181,000.00
October 15, 2009	$54,181,000.00
November 15, 2009	$54,181,000.00
December 15, 2009	$54,181,000.00
January 15, 2010	$54,181,000.00
February 15, 2010	$54,181,000.00
March 15, 2010	$54,181,000.00
April 15, 2010	$54,181,000.00
May 15, 2010	$54,181,000.00
June 15, 2010	$54,181,000.00
July 15, 2010	$54,181,000.00
August 15, 2010	$54,181,000.00
September 15, 2010	$54,181,000.00
October 15, 2010	$54,181,000.00
November 15, 2010	$54,181,000.00
December 15, 2010	$54,181,000.00
January 15, 2011	$54,181,000.00
February 15, 2011	$54,181,000.00
March 15, 2011	$54,181,000.00
April 15, 2011	$54,181,000.00
Date	Balance
May 15, 2011	$54,181,000.00
June 15, 2011	$54,181,000.00
July 15, 2011	$54,181,000.00
August 15, 2011	$54,181,000.00
September 15, 2011	$54,181,000.00
October 15, 2011	$54,180,607.73
November 15, 2011	$53,681,870.84
December 15, 2011	$53,092,429.45
January 15, 2012	$52,576,097.02
February 15, 2012	$52,056,952.88
March 15, 2012	$51,382,910.70
April 15, 2012	$50,857,264.32
May 15, 2012	$50,265,806.53
June 15, 2012	$49,727,636.05
July 15, 2012	$49,071,209.65
August 15, 2012	$48,311,635.70
September 15, 2012	$47,568,033.76
October 15, 2012	$46,653,992.89
November 15, 2012	$45,861,544.89
December 15, 2012	$44,938,733.01
January 15, 2013	$44,137,174.97
February 15, 2013	$43,331,359.17
March 15, 2013	$42,144,099.71
April 15, 2013	$41,327,700.04
May 15, 2013	$40,381,585.81
June 15, 2013	$39,555,824.71
July 15, 2013	$38,600,602.83
August 15, 2013	$37,765,382.04
September 15, 2013	$36,925,724.41
October 15, 2013	$35,956,982.72
November 15, 2013	$35,107,719.53
December 15, 2013	$34,129,632.68
January 15, 2014	$33,270,663.10
February 15, 2014	$32,407,130.32
March 15, 2014	$31,167,462.04
April 15, 2014	$30,292,759.48
May 15, 2014	$29,289,922.91
June 15, 2014	$28,405,246.19
July 15, 2014	$27,404,042.84
August 15, 2014	$26,518,655.40
September 15, 2014	$25,629,204.03
October 15, 2014	$24,613,731.02
November 15, 2014	$23,714,159.32
December 15, 2014	$22,688,840.33

10 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Date	Balance
January 15, 2015	$21,779,042.05
February 15, 2015	$20,864,409.54
March 15, 2015	$19,583,479.86
April 15, 2015	$18,657,184.75
May 15, 2015	$17,605,866.77
June 15, 2015	$16,669,064.51
July 15, 2015	$15,607,524.21
August 15, 2015	$14,660,104.49
September 15, 2015	$13,707,650.33
October 15, 2015	$12,630,882.41
November 15, 2015	$11,667,646.43
Date	Balance
December 15, 2015	$10,580,388.96
January 15, 2016	$ 9,606,257.95
February 15, 2016	$ 8,626,950.34
March 15, 2016	$ 7,405,675.22
April 15, 2016	$ 6,414,676.03
May 15, 2016	$ 5,300,407.94
June 15, 2016	$ 4,298,222.20
July 15, 2016	$ 3,173,070.80
August 15, 2016	$ 2,159,581.04
September 15, 2016	$ 1,140,705.20
October 15, 2016	$ 0.00

11 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12	ANNEX D

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the tables attached hereto as Annex A-4 to this free writing prospectus, the column headed “ 0% CPR” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR,” “50% CPR,” “75% CPR” and “100% CPR” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance or prepayment premium period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables attached as Annex A-4 to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2007;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance or prepayment premium period at the respective levels of CPR set forth in the tables;

(e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f) the Closing Date is August 30, 2007;

(g) the ARD Loan prepays in full on its Anticipated Repayment Date;

(h) the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this free writing prospectus;

(i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j) the optional termination of the trust will not be exercised; and

(k) the Swap Contract is not subject to a Swap Default.

12 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12	ANNEX E

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	82	82	82	82	82
August 15, 2009	62	62	62	62	62
August 15, 2010	38	38	38	38	38
August 15, 2011	6	0	0	0	0
August 15, 2012	0	0	0	0	0
Weighted Average Life (years)[1]	2.36	2.30	2.29	2.28	2.28

[1]	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	98	96	94	76
August 15, 2012	0	0	0	0	0
Weighted Average Life (years)[1]	4.78	4.75	4.72	4.67	4.47

[1]	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

13 of 18
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	99	99	95
August 15, 2014	0	0	0	0	0
Weighted Average Life (years)[1]	6.81	6.78	6.74	6.69	6.43

[1]	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	99	91
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.80	9.76	9.71	9.65	9.41

[1]	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

14 of 18
THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	89	89	89	89	89
August 15, 2013	70	70	70	70	70
August 15, 2014	49	49	49	49	49
August 15, 2015	27	27	27	27	27
August 15, 2016	4	4	4	4	4
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	6.89	6.89	6.89	6.89	6.89

[1]	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance

of the Class A-1A Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	99	99	99	98	91
August 15, 2012	78	78	78	78	78
August 15, 2013	77	77	77	77	77
August 15, 2014	76	76	76	75	74
August 15, 2015	73	73	73	73	73
August 15, 2016	72	72	72	72	72
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	8.59	8.56	8.53	8.48	8.23

[1]	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

15 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Percent of the Initial Certificate Balance

of the Class A-M Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.90	9.89	9.88	9.88	9.69

[1]	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance

of the Class A-J Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.96	9.96	9.95	9.93	9.71

[1]

The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

16 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Percent of the Initial Certificate Balance

of the Class C Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.96	9.96	9.96	9.96	9.79

[1]

The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance

of the Class D Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.96	9.96	9.96	9.96	9.79

[1]

The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

17 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-LDP12

Percent of the Initial Certificate Balance

of the Class E Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.96	9.96	9.96	9.96	9.79

[1]

The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

Percent of the Initial Certificate Balance

of the Class F Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life (years)[1]	9.96	9.96	9.96	9.96	9.79

[1]

The weighted average life of the Class F Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class F Certificates.

18 of 18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.